Exhibit 99.5
GREY WOLF, INC.
NOTICE OF GUARANTEED DELIVERY
     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of Grey Wolf, Inc. (“Grey Wolf”), as set forth in the proxy statement/prospectus dated ___, 2008 (the “proxy statement/prospectus”), and the accompanying Letter of Transmittal and Form of Election instructions thereto (collectively, the “Letter of Transmittal and Form of Election”), if (1) your stock certificate(s) representing shares of Grey Wolf common stock are not immediately available, (2) you cannot complete the procedure for book entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare Trust Company, N.A. (the “Depositary”) prior to 5:00 p.m., (Houston, Texas time) on the day that is the second business day immediately prior to the anticipated effective date of the merger of Grey Wolf with and into Precision Lobos Corporation, a wholly-owned subsidiary of Precision Drilling Trust, currently anticipated to be the second business day prior to the effective time of the Merger. Precision and Grey Wolf will publicly announce the anticipated election deadline at least 5 business days prior to the anticipated effective time of the Merger (the “Election Deadline”). You may deliver this Notice of Guaranteed Delivery by overnight courier or mail to the Depositary as set forth below and it must be received by the Depositary on or before the Election Deadline. See “Mailing Instructions” in the Letter of Transmittal and Form of Election for further information.
TO: COMPUTERSHARE, EXCHANGE AGENT

If delivered by Mail, to:	If delivered by Overnight Delivery:	For Eligible Institutions only:
Computershare	Computershare	By Fax: (781) 930-4942
Attn.: Grey Wolf, Inc.	Attn.: Grey Wolf, Inc.	Confirmation of fax:
P.O. Box 859208	161 Bay State Drive	(781)930-4900
Braintree, MA 02185-9208	Braintree, MA 02184
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on a Letter of Transmittal and Form of Election is required to be guaranteed by an “Eligible Institution” under the instructions thereto.

Ladies and Gentlemen:
     I hereby acknowledge that if the shares of Grey Wolf common stock listed below are not delivered to the Depositary by 5:00 p.m., Houston, Texas time on the third business day after the Election Deadline (as set forth in the Form of Election), the Depository may deem that I have not made made an election with respect to such shares.
     I hereby tender to the Depositary the shares of Grey Wolf common stock listed below, upon the terms of and subject to the conditions set forth in the proxy statement/prospectus and the related Letter of Transmittal and Form of Election, including the instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the proxy statement/prospectus, as follows:

Certificate Nos.	Number of Shares

The Book Entry Transfer Facility Account Number (if the shares of Grey Wolf common stock will be delivered by book entry transfer)	Sign Here

Account Number

Signature(s)

Number of Shares	Number and Street or P.O. Box

Dated:

City, State, Zip Code
[Guarantee on following page.]

GUARANTEE
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the new York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Exchange Agent of certificates representing the shares of Grey Wolf common stock listed above, in proper form for transfer or delivery of such shares of Grey Wolf common stock pursuant to procedures for book entry transfer, in either case with delivery of a properly completed and duly executed Form of Election (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m., Houston, Texas time on the third business day after the Election Deadline.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Name

Title

Area Code and Telephone Number
Date           ,
     DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE FORM OF ELECTION TO THE EXCHANGE AGENT (UNLESS A BOOK ENTRY TRANSFER FACILITY IS USED).

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